UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2008

FRANKLIN LAKE RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

172 Starlite Street
South San Francisco, California 94080
(Address of principal executive offices and Zip Code)

650-588-0425
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On October 6, 2008, Father Gregory Ofiesh resigned as president, principal executive officer, treasurer, principal financial officer, principal accounting officer and secretary. Father Ofiesh did not have any dispute with us regarding our operations, policies or practices. On the same date, Antoine Jarjour was appointed to the board of directors and appointed to replace Father Ofiesh as president, principal executive officer, treasurer, principal financial officer, principal accounting officer. Since 1992, Mr. Jarjour has been the owner of Meary Inc. Seen on Screen located in Everett, Washington, a company that promotes the sale of various products to the public. Since its inception in 2006, he has been president and a director of The GNS Group Inc., a firm engaged in the business of selling furniture for use at banquets, conferences, restaurants, cafes, outdoors and pool sides, and education facilities, located in Everett, Washington. In 2005, he filed for protection under the Bankruptcy Act and was discharged from his debts in a Chapter 7 proceeding. In 2006, he was found guilty of violating RCW 82.08.050(2), conversion of collected sales taxes (Case No. 06-1-00183-9, in the Superior Court of the State of Washington, for the County of Snohomish). Mr. Jarjour, 53, is a resident of the State of Washington and the husband of Roula Jarjour.

     On October 6, 2008, Stan Combs resigned effective October 24, 2008, as a member of the board of directors. Mr. Combs did not have any dispute with us regarding our operations, policies or practices On the same date Roula Jarjour was appointed to the board of directors to replace Mr. Combs. Since 2000, Ms. Jarjour has been the general manager of several retail stores in the Seattle area. Since its inception in 2006, she has been secretary and a director of The GNS Group Inc., a firm engaged in the business of selling furniture for use at banquets, conferences, restaurants, cafes, outdoors and pool sides, and education facilities, located in Everett, Washington. In 2005, Ms. Jarjour filed for protection under the Bankruptcy Act and she was discharged from her debts in a Chapter 7 proceeding. Ms. Jarjour, 43, is a resident of the State of Washington and the wife of Antoine Jarjour.

     On October 6, 2008, Richard Kunter resigned as a member of the board of directors. Mr. Kunter did not have any dispute with us regarding our operations, policies or practices. On the same date, George Jarjour was appointed to the board of directors to replace Mr. Kunter. Since June 2008, Mr. Jarjour has been a student at the University of Washington. Since May 2006, Mr. Jarjour has been a member of the board of directors of Bonamondo, a Nevada corporation located in Everett, Washington which will engage in the business of Internet online shopping with reward points. From February 2004 to June 2008, Mr. Jarjour was employed by As Seen on TV in Seattle, Washington. As Seen on TV sells various products that are showcased on informercials. Mr. Jarjour was initially employed as a salesman and then became manager of the As Seen on TV store located in Alderwood, Washington. From October 2003 to February 2004, Mr. Jarjour was a student at Samamish High School, Samamish, Washington. Mr. Jarjour is the son of Tony Jarjour, our president.

     On November 3, 2008, Paul Kaser was removed as one of our directors by the vote of more than 2/3rds of our outstanding shares of common stock. There was no dispute with Mr. Kaser. There was no dispute with Mr. Kaser on any matter relating to our operations, policies or practices. Mr. Kaser was not removed for cause.

     Other than as described above, our officers and directors are not officers or directors of any other corporations that file reports with the SEC pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

     During the past five years, other than as described above, none of our officers and directors have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which our officers and directors were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officers’ and directors’ involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: November 11, 2008

FRANKLIN LAKE RESOURCES INC.

BY:   ANTOINE JARJOUR
         Antoine Jarjour , President, Principal Executive
         Officer, Treasurer, Principal Financial Officer and
         Principal Accounting Officer